UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2018

NEONODE INC.

(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 1-35526

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Storgatan 23C, 11455, Stockholm, Sweden

(Address of principal executive offices, including Zip Code)

+46 (0) 8 667 17 17

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split

As previously disclosed, the stockholders of Neonode Inc. (the “Company”) on June 7, 2018 approved at the 2018 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) a proposal to amend the Restated Certificate of Incorporation of the Company to effect a reverse stock split of the common stock of the Company (the “Common Stock”) at a ratio in the range of 1-for-5 to 1-for-15 in the discretion of the Board of Directors of the Company (the “Board”).

Pursuant to the authority granted by the Company’s stockholders at the Annual Meeting, the Board approved a 1-for-10 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”) and, on September 27, 2018, the Company filed the Certificate of First Amendment (the “First Amendment”) to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, effective October 1, 2018 (the “Effective Date”).

As a result of the Reverse Stock Split, every ten (10) shares of issued and outstanding Common Stock shall automatically be converted into one (1) share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive a cash payment in lieu thereof.

American Stock Transfer & Trust Company, LLC is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record regarding the Reverse Stock Split. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

Commencing on October 1, 2018, trading of the Company’s Common Stock will continue on The NASDAQ Capital Market on a Reverse Stock Split-adjusted basis. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 64051M709.

Decrease in Authorized Shares

In addition to the Reverse Stock Split, the stockholders of the Company also approved at the Annual Meeting the reduction in the number of authorized shares of Common Stock in a corresponding proportion to the Reverse Stock Split.

Pursuant to the authority granted by the Company’s stockholders at the Annual Meeting, the Board approved reducing the authorized shares of Common Stock and, on September 27, 2018, the Company filed a Certificate of Second Amendment (the “Second Amendment”) to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to reduce the number of authorized shares of Common Stock so that the total number of the shares that the Company has authority to issue is 11,000,000 shares, of which 10,000,000 shares are Common Stock and 1,000,000 shares are preferred stock.

The foregoing descriptions of the First Amendment and the Second Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the First Amendment and the Second Amendment, which are filed as Exhibits 3.1 and 3.2, respectively, to this report and are incorporated by reference herein.

On October 1, 2018, the Company issued a press release with respect to the Reverse Stock Split, a copy of which is being furnished as Exhibit 99.1 to this Form 8-K.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of First Amendment to the Restated Certificate of Incorporation

3.2	Certificate of Second Amendment to the Restated Certificate of Incorporation

99.1	Press Release dated October 1, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

By:	/s/ Lars Lindqvist
Name:	Lars Lindqvist
Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Secretary

Date: October 1, 2018

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